As filed with the Securities and Exchange Commission on August 30, 2024
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
INSPIRATO INCORPORATED
(Exact name of registrant as specified in its charter)
Delaware	85-2426959
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
1544 Wazee Street
Denver, CO 80202
(303) 586-7771
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Payam Zamani
Chief Executive Officer
Inspirato Incorporated
1544 Wazee Street
Denver, CO 80202
(303) 586-7771
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
John Elofson Davis Graham & Stubbs LLP 1550 17th Street, Suite 500 Denver, CO 80202 (303) 332-1605	Brent Wadman General Counsel and Corporate Secretary Inspirato Incorporated 1544 Wazee Street Denver, CO 80202 (303) 586-7771
From time to time after the effective date of this registration statement as determined by market conditions.
(Approximate date of commencement of proposed sale to the public)
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large Accelerated Filer ☐	Accelerated Filer ☐
Non-accelerated Filer ☒	Smaller Reporting Company ☒
Emerging Growth Company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a) may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.
SUBJECT TO COMPLETION, DATED AUGUST 30, 2024
PROSPECTUS
INSPIRATO INCORPORATED
$50,000,000
Common Stock
Preferred Stock
Warrants
Units
Inspirato Incorporated (“Inspirato,” the “Company,” “we,” “us,” or “our”) may offer and sell from time to time up to $50,000,000 of our Class A common stock, $0.0001 par value per share (“Class A Common Stock”), preferred stock, $0.0001 par value per share, warrants to purchase any of the other securities that may be sold under this prospectus, and units consisting of two or more of these classes or series of securities and securities that may be convertible or exchangeable to other securities covered hereby, in one or more transactions.
We will provide specific terms of any offering in supplements to this prospectus. The securities may be offered separately or together in any combination and as separate series. You should read this prospectus and any supplement carefully before you invest.
We may sell securities directly to you, through agents we select, or through underwriters or dealers we select. If we use agents, underwriters or dealers to sell the securities, we will name them and describe their compensation in a prospectus supplement. The net proceeds we expect to receive from these sales will be described in the prospectus supplement.
Our Class A Common Stock and public warrants, where each whole warrant is exercisable for 0.05 shares of Class A Common Stock at an exercise price of $230.00 per share (the “Public Warrants”), are listed on the Nasdaq Global Market LLC (“Nasdaq”) under the symbols “ISPO” and “ISPOW,” respectively. The applicable prospectus supplement will contain information, where applicable, as to any other listing on any securities exchange of the securities covered by the prospectus supplement.
As of August 29, 2024, the aggregate market value of our Class A Common Stock held by our non-affiliates pursuant to General Instruction I.B.6 of Form S-3 was approximately $6.2 million, based on 1,573,961 shares of Class A Common Stock held by non-affiliates as of such date and a price of $3.94 per share, which was the last reported sale price of our Class A Common Stock on Nasdaq on August 29, 2024. We have not sold any securities pursuant to General Instruction I.B.6 of Form S-3 during the prior 12-calendar-month period. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities in a registered offering pursuant to this registration statement with a value exceeding more than one-third of our public float in any 12-calendar-month period so long as our public float remains below $75.0 million.
The securities offered in this prospectus involve a high degree of risk. You should carefully consider the matters set forth in “Risk Factors” on page 4 of this prospectus or incorporated by reference herein in determining whether to purchase our securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is         , 2024.

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ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”), which we refer to as the SEC or the Commission, using a “shelf” registration process. Under the shelf registration, we may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities that we may offer. Each time that we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement also may add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus. You should also carefully consider the matters discussed under “Risk Factors” in this prospectus. We may use this prospectus to sell securities only if it is accompanied by a prospectus supplement.
You should not assume that the information in this prospectus, any accompanying prospectus supplement or any document incorporated by reference is accurate as of any date other than the date of such document.
WHERE YOU CAN FIND MORE INFORMATION
We file and furnish annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet website at www.sec.gov that contains reports, proxy and information statements and other information about issuers, like us, that file electronically with the SEC. We also maintain a website at www.inspirato.com. We make available, free of charge, on our investor relations website at https://inspirato.com/company/investor-relations/, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to these reports as soon as reasonably practicable after electronically filing or furnishing those reports to the SEC. Information contained on our website is not a part of or incorporated by reference into this prospectus and the inclusion of our website and investor relations website addresses in this prospectus is an inactive textual reference only.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” information into this prospectus and any accompanying prospectus supplement, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is considered part of this prospectus, and information filed with the SEC subsequent to this prospectus and prior to the termination of the particular offering referred to in such prospectus supplement will automatically be deemed to update and supersede this information. We incorporate by reference into this prospectus and any accompanying prospectus supplement the documents listed below (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act of 1934 (the “Exchange Act”)):
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our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on March 12, 2024;

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the information in our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 4, 2024 that is incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2023;

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our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2024 and June 30, 2024, filed with the SEC on May 9, 2024 and August 14, 2024, respectively;

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our Current Reports on Form 8-K filed with the SEC on January 5, 2024, March 28, 2024, May 21, 2024, May 31, 2024, August 9, 2024, August 15, 2024, and August 16, 2024;

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the description of our capital stock filed with the SEC as Exhibit 4.4 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as the same may be amended from time to time, and as superseded by the disclosures in “Description of Common Stock” and “Description of Preferred Stock” herein.

We also incorporate by reference all documents we subsequently file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the initial filing of the registration statement of which this prospectus is a part (including prior to the effectiveness of the registration statement) and prior to the termination of the offering. Any statement in a document incorporated by reference in this prospectus will be deemed to be modified or superseded to the extent a statement contained in this prospectus or any other subsequently filed document that is incorporated by reference in this prospectus modifies or supersedes such statement.
Unless specifically stated to the contrary, none of the information that we disclose under Items 2.02 or 7.01 or corresponding information furnished under Item 9.01 or related exhibits of any Current Report on Form 8-K that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus.
We will provide without charge to each person to whom a copy of this prospectus is delivered, upon written or oral request, a copy of any or all of the reports or documents that have been incorporated by reference in this prospectus but not delivered with this prospectus (other than an exhibit to these filings, unless we have specifically incorporated that exhibit by reference in this prospectus). Any such request should be addressed to us at:
Inspirato Incorporated
Attention: General Counsel & Corporate Secretary
1544 Wazee Street
Denver, CO 80202
(303) 586-7771
You may also access the documents incorporated by reference in this prospectus through our website at www.inspirato.com. Except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated in this prospectus or the registration statement of which it forms a part.
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the information incorporated herein by reference contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. Such statements are based on assumptions and expectations which may not be realized and are inherently subject to risks, uncertainties and other factors, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual results, performance, transactions or achievements, financial and otherwise, may differ materially from the results, performance, transactions or achievements expressed or implied by the forward-looking statements. Risks, uncertainties and other factors that might cause such differences, some of which could be material, include, but are not limited to:
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our partnership with Capital One Services, LLC;

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our ability to receive stockholder approval to authorize the issuance of certain Company securities to One Planet Group LLC and close the Tranche 2 Purchase (as defined herein);

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our ability to service our outstanding indebtedness and satisfy related covenants;

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the impact of changes to our executive management team;

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our ability to comply with the continued listing standards of Nasdaq or the continued listing of our securities on Nasdaq;

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changes in our strategy, future operations, financial position, estimated revenue and losses, projected costs, prospects and plans;

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the implementation, market acceptance and success of our business model, growth strategy and new products;

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our expectations and forecasts with respect to the size and growth of the travel and hospitality industry;

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the ability of our services to meet members’ needs;

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our ability to compete with others in the luxury travel and hospitality industry;

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our ability to attract and retain qualified employees and management;

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our ability to adapt to changes in consumer preferences, perception and spending habits and develop and expand our destination or other product offerings and gain market acceptance of our services, including in new geographic areas;

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our ability to develop and maintain our brand and reputation;

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developments and projections relating to our competitors and industry;

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the impact of natural disasters, acts of war, terrorism, widespread global pandemics or illness on our business and the actions we may take in response to them;

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expectations regarding the time during which we will be an emerging growth company under the Jumpstart Our Business Startups Act of 2012;

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our future capital requirements and sources and uses of cash;

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the impact of our reduction in workforce on our expenses;

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the impact of market conditions on our financial condition and operations, including fluctuations in interest rates and inflation;

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our ability to obtain funding for our operations and future growth;

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our ability to generate positive cash flow from operations, achieve profitability, and obtain additional financing or access the capital markets to manage our liquidity;

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the impact on our liquidity as a result of the obligations in our contractual agreements, including covenants therein;

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our business, expansion plans and opportunities and other strategic alternatives that we may consider, including, but not limited to, mergers, acquisitions, investments, divestitures, and joint ventures; and

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other risks identified in the section entitled “Risk Factors” in any post-effective amendment or prospectus supplement hereto, in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, and, from time to time, in other reports we file with the SEC or in other documents that we publicly disseminate.

These factors are not intended to represent a complete list of the general or specific factors that could affect us. We may note additional factors elsewhere in this prospectus and in any documents incorporated by reference herein. Many of those factors are beyond our ability to control or predict. You should not unduly rely on any of our forward-looking statements or information. These statements speak only as of the date of this prospectus. Except as required by law, we are not obligated to publicly release any revisions to these forward-looking statements to reflect future events or developments. All subsequent written and oral forward-looking statements and information attributable to us and persons acting on our behalf are qualified in their entirety by the cautionary statements contained in this section and elsewhere in this prospectus.
Although we believe that the expectations reflected in our forward-looking statements are based on reasonable assumptions, such expectations may prove to be materially incorrect due to known and unknown risks and uncertainties.
All forward-looking statements speak only as of the date made. All subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the cautionary statements. Except as required by law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which it is made or to reflect the occurrence of anticipated or unanticipated events or circumstances.

RISK FACTORS
Investing in our securities involves a high degree of risk. Before making an investment decision, you should consider carefully the risks and uncertainties described below, in addition to the other information, documents or reports included or incorporated by reference into this prospectus. You should also carefully consider the risk factors in the section entitled “Risk Factors” in our most recently filed Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, which are incorporated by reference into this prospectus in their entirety, as the same may be amended, supplemented or superseded from time to time by our filings under the Exchange Act. For more information, see “Where You Can Find More Information” in this prospectus. These risks could materially and adversely affect our business, results of operations and financial condition and could result in a partial or complete loss of your investment. Inspirato may face additional risks and uncertainties that are not presently known, or that are currently deemed immaterial, which may also impair our business or financial condition.
Resales of our Class A Common Stock in the public market following an offering may cause the trading price to fall.
Resales of a substantial number of shares of our Class A Common Stock could depress the trading price of our Class A Common Stock. An offering of new shares of our Class A Common Stock could result in resales of our Class A Common Stock by our current stockholders concerned about the potential dilution of their holdings. If our stockholders sell substantial amounts of our Class A Common Stock in the public market following an offering, the trading price of our Class A Common Stock could fall.
If you purchase our Class A Common Stock in an offering, you may experience immediate dilution.
Because the price per share of our Class A Common Stock being offered may be higher than the book value per share of our Class A Common Stock, you may suffer immediate and substantial dilution in the net tangible book value of the Class A Common Stock you purchase in an offering. The issuance of additional shares of our Class A Common Stock in future offerings could be dilutive to stockholders if they do not invest in future offerings. Moreover, to the extent that we issue options or warrants to purchase, or securities convertible into or exchangeable for, shares of our Class A Common Stock in the future and those options, warrants or other securities are exercised, converted or exchanged, stockholders may experience further dilution.

THE COMPANY
We are a subscription-based luxury travel company that provides exclusive access to a managed and controlled portfolio of curated vacation options, delivered through an innovative model designed to ensure the service, certainty and value that discerning customers demand. The Inspirato portfolio includes branded luxury vacation homes, accommodations at five-star hotel and resort partners and custom travel experiences.
For travelers, we offer access to a diverse portfolio of vacation options that includes approximately 420 private luxury vacation homes available to our customers, and accommodations at over 230 luxury hotel and resort partners in over 180 destinations around the world as of June 30, 2024. Our portfolio also includes Inspirato Only experiences, featuring one-of-a-kind luxury safaris, cruises and other experiences with Inspirato-only member lists along with Bespoke trips, which offer custom-designed “bucket list” itineraries. Every Inspirato trip comes with our personalized service envelope — including pre-trip planning, on-site concierge and daily housekeeping — designed to meet the needs of discerning travelers and drive exceptional customer satisfaction.
The mailing address of our principal executive office is 1544 Wazee Street, Denver, CO 80202, and our telephone number is 303-586-7771.
Corporate History and Background
Inspirato was incorporated in Delaware on July 31, 2020 as Thayer Ventures Acquisition Corporation (“Thayer”), a special purpose acquisition company formed for the purpose of effecting a merger with one or more operating businesses. Inspirato LLC entered into a Business Combination Agreement dated June 30, 2021 and as amended September 15, 2021 to become a publicly traded company through a business combination with Thayer. On February 11, 2022, Thayer and Inspirato LLC consummated the transaction contemplated in the Business Combination Agreement whereby, among other transactions, a subsidiary of Thayer merged with and into Inspirato LLC with Inspirato LLC as the surviving company (the “Business Combination”), resulting in Inspirato LLC becoming a subsidiary of Thayer. Thayer changed its name to “Inspirato Incorporated” upon closing of the Business Combination.
On August 12, 2024, Inspirato entered into an investment agreement (the “Investment Agreement”) with One Planet Group LLC, a Delaware limited liability company (“One Planet Group”), relating to the issuance and sale to One Planet Group of (i) 1,335,271 shares of Class A Common Stock for an aggregate purchase price of $4,579,980 (such transaction, the “Tranche 1 Purchase”) and (ii) 1,580,180 shares of Class A Common Stock for an aggregate purchase price of $5,420,020 and an accompanying warrant to purchase up to 2,915,451 shares of Class A Common Stock (such transaction, the “Tranche 2 Purchase”). In addition, pursuant to the Investment Agreement, One Planet Group was granted an option (the “Option”) to acquire an additional number of shares of Class A Common Stock with an aggregate purchase price of up to $2,500,000, where the purchase price for each share will be the same as the per share purchase price in the Tranche 1 Purchase and the Company will deliver a number of warrants equal to the number of shares of Class A Common Stock being purchased as part of the Option. The closing of the Tranche 1 Purchase occurred on August 13, 2024. The closing of the Tranche 2 Purchase will take place on September 13, 2024, or as soon as practicable thereafter and is subject to approval of the Company’s stockholders.
Additional Information
For additional information, we refer you to the section of this prospectus titled “Where You Can Find Additional Information.”

USE OF PROCEEDS
Unless otherwise specified in the applicable prospectus supplement, we intend to use the net proceeds from the sale of securities hereunder for general corporate purposes and working capital. Each prospectus supplement will contain specific information concerning the use of proceeds from that sale of securities.

PLAN OF DISTRIBUTION
We may sell securities under this prospectus and any relevant prospectus supplement to or through underwriters or dealers, directly to other purchasers or through agents. In addition, we may from time to time sell securities through a bidding or auction process, block trades, ordinary brokerage transactions or transactions in which a broker solicits purchasers. We may also use a combination of any of the foregoing methods of sale. We may distribute the securities from time to time in one or more transactions at a fixed price or prices (which may be changed from time to time), at market prices prevailing at the times of sale, at prices related to these prevailing market prices or at negotiated prices. We may offer securities in the same offering or in separate offerings.
From time to time, we may exchange securities for indebtedness or other securities that we may have outstanding. In some cases, dealers acting for us may also purchase securities and re-offer them to the public by one or more of the methods described above.
Any person participating in the distribution of Class A Common Stock registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act and applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our Class A Common Stock by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our Class A Common Stock to engage in market-making activities with respect to our Class A Common Stock. These restrictions may affect the marketability of our Class A Common Stock and the ability of any person or entity to engage in market-making activities with respect to our Class A Common Stock.
Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M that stabilize, maintain or otherwise affect the price of the offered securities. If any such activities may occur, they will be described in the applicable prospectus supplement or a document incorporated by reference to the extent required.
We will provide required disclosure concerning the terms of the offering of the securities in a prospectus supplement or information incorporated by reference, including, to the extent applicable:
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the name or names of underwriters, dealers or agents;

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the purchase price of the securities and the proceeds the issuer will receive from the sale;

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any underwriting discounts, commissions, and other items constituting underwriters’ compensation;

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any commissions paid to agents;

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any discounts or concessions allowed or reallowed or paid to dealers; and

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any securities exchange or market on which the securities may be listed.

The distribution of securities may be effected, from time to time, in one or more transactions, including:
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underwritten offerings;

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block transactions (which may involve crosses) and transactions on Nasdaq or any other organized market where the securities may be traded;

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purchases by a broker-dealer as principal and resale by the broker-dealer for its own account;

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ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

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sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise;

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sales in other ways not involving market makers or established trading markets, including direct sales to purchasers; and

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any other method permitted pursuant to applicable law.

DESCRIPTION OF COMMON STOCK
The following description is only a summary, and it does not contain all the information that may be important to you. For a complete description of the matters set forth in this section, you should refer to our amended and restated certificate of incorporation (as it may be further amended from time to time, our “Certificate of Incorporation”) and our amended and restated bylaws (as it may be further amended from time to time, the “Bylaws”) which are included as exhibits to the registration statement of which this prospectus is a part, and to the applicable provisions of Delaware law.
Authorized Stock
The authorized capital stock of Inspirato is 85,000,000, consisting of 5,000,000 shares of preferred stock and 80,000,000 shares of common stock, $0.0001 par value per share, of which:
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50,000,000 shares are designated as Class A Common Stock;

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25,000,000 shares are designated as Class V common stock (“Class V Common Stock”); and

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5,000,000 shares are designated as Class B non-voting common stock (“Class B Common Stock” and together with the Class A Common Stock and the Class V Common Stock, the “Common Stock”).

As of August 28, 2024, there were 5,461,129 shares of Class A Common Stock, 2,857,635 shares of Class V Common Stock, and no shares of Class B Common Stock outstanding.
Voting Power
Holders of Class A Common Stock and Class V Common Stock are entitled to one vote for each share held as of the record date for the determination of the stockholders entitled to vote on such matters, except as otherwise required by law. The holders of Class A Common Stock and Class V Common Stock will at all times vote together as one class on all matters submitted to a vote of stockholders, unless otherwise required by Delaware law or the Certificate of Incorporation (as it may be amended from time to time). Delaware law could require holders of shares of a class of capital stock to vote separately as a single class in certain circumstances.
Holders of Class B Common Stock are not entitled to vote except as otherwise required by Delaware law.
Dividends
Subject to preferences that may apply to any shares of preferred stock outstanding at the time, the holders of Class A Common Stock and Class B Common Stock will be entitled to receive dividends out of funds legally available if our Board of Directors (the “Board”) in its discretion, determines to issue dividends and then only at the times that the Board may determine. Any dividends paid to the holders of shares of Class A and Class B Common Stock shall be paid on a pro rata basis. The holders of our Class V Common Stock shall not be entitled to receive any dividends out of any assets of the Company.
Liquidation, Dissolution and Winding Up
In the event of our voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up, and after the rights of the holders of the preferred stock, if any, have been satisfied, each holder of our Common Stock outstanding at that time shall be entitled to receive $0.0001 per share and the remaining assets of whatever kind available for distribution to stockholders shall be distributable ratably among the holders of Common Stock outstanding at that time.
Preemptive or Other Rights
Holders of Common Stock are not entitled to preemptive rights, and shares of Common Stock are not subject to conversion, redemption, or sinking fund provisions, except that the Certificate of Incorporation provides for certain rights of conversion pursuant to which shares of Class A Common Stock may be converted into Class B Common Stock and vice-versa.

Election of Directors
Subject to the rights of holders of any series of preferred stock with respect to the election of directors, the number of directors that constitutes the Board will be fixed solely by resolution adopted by a majority of the Board. The Certificate of Incorporation provides for a classified board of directors consisting of three classes of approximately equal size, each serving staggered three-year terms. Only the directors in one class will be subject to election by a plurality of the votes cast at each annual meeting of stockholders, with the directors in the other classes continuing for the remainder of their respective three-year terms. Stockholders do not have the ability to cumulate votes for the election of directors.

DESCRIPTION OF PREFERRED STOCK
The Certificate of Incorporation provides that shares of preferred stock may be issued from time to time in one or more series. The Board is authorized to fix the voting rights, if any, designations, powers and preferences, the relative, participating, optional or other special rights, and any qualifications, limitations and restrictions thereof, applicable to the shares of each series of preferred stock. The Board will be able to, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the Common Stock and could have anti-takeover effects. The ability of the Board to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of the Company or the removal of existing management.
The Company has no preferred stock outstanding at the date hereof.
The prospectus supplement relating to the preferred stock offered will contain a description of the specific terms of that series as fixed by our Board, including, as applicable:
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the number of shares of preferred stock offered and the offering price of the preferred stock;

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the title and stated value of the preferred stock;

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the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation of such rates, periods or dates applicable to the preferred stock;

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the date from which dividends on the preferred stock will accumulate, if applicable;

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the liquidation rights of the preferred stock;

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the procedures for auction and remarketing, if any, of the preferred stock;

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the sinking fund provisions, if applicable, for the preferred stock;

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the redemption provisions, if applicable, for the preferred stock;

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whether the preferred stock will be convertible into or exchangeable for other securities and, if so, the terms and conditions of the conversion or exchange, including the conversion price or exchange ratio and the conversion or exchange period (or the method of determining the same);

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whether the preferred stock will have voting rights and the terms of any voting rights, if any;

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whether the preferred stock will be listed on any securities exchange;

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whether the preferred stock will be issued with any other securities and, if so, the amount and terms of these securities; and

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any other specific terms, preferences or rights of, or limitations or restrictions on, the preferred stock.

DESCRIPTION OF WARRANTS
We may issue warrants for the purchase of Class A Common Stock, preferred stock or other securities. Warrants may be issued independently or together with Class A Common Stock, preferred stock or other securities offered by any prospectus supplement and may be attached to or separate from any such offered securities. Series of warrants may be issued under a separate warrant agreement entered into between us and a bank or trust company, as warrant agent, all as will be set forth in the prospectus supplement relating to the particular issue of warrants. The warrant agent would act solely as our agent in connection with the warrants and would not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants.
You should refer to the provisions of the warrant agreement that will be filed with the SEC in connection with the offering of warrants for the complete terms of the warrant agreement.
Prior to the exercise of any warrants, holders of such warrants will not have any rights of holders of the securities purchasable upon such exercise, including the right to receive payments of dividends, or the right to vote such underlying securities.

DESCRIPTION OF UNITS
As specified in the applicable prospectus supplement, we may issue units consisting of shares of Class A Common Stock, preferred stock, warrants or any combination of such securities. In addition, the prospectus supplement relating to units will describe the terms of any units we issue, including as applicable:
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the designation and terms of the units and the securities included in the units;

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any provision for the issuance, payment, settlement, transfer or exchange of the units;

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the date, if any, on and after which the units may be transferable separately;

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whether we will apply to have the units traded on a securities exchange or securities quotation system;

•
any material U.S. federal income tax consequences; and

•
how, for U.S. federal income tax purposes, the purchase price paid for the units is to be allocated among the component securities.

CERTAIN ANTI-TAKEOVER PROVISIONS OF DELAWARE LAW
Some provisions of Delaware law and our Certificate of Incorporation and Bylaws could make it more difficult for us to be acquired by means of a tender offer, a proxy contest or otherwise or the removal of our incumbent directors and officers. These provisions, summarized below, are expected to discourage and prevent coercive takeover practices and inadequate takeover bids. These provisions are designed to encourage persons seeking to acquire control of our company to first negotiate with our Board. They are also intended to provide our management with the flexibility to enhance the likelihood of continuity and stability if our Board determines that a takeover is not in the best interests of our stockholders. These provisions, however, could have the effect of discouraging attempts to acquire us, which could deprive our stockholders of opportunities to sell their shares of common stock at prices higher than prevailing market prices.
Delaware Anti-Takeover Statute
We are subject to Section 203 of the Delaware General Corporation Law. Section 203 is an anti-takeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years following the date that the person became an interested stockholder, unless the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Generally, a business combination includes a merger, asset or stock sale, or another transaction resulting in a financial benefit to the interested stockholder. Generally, an interested stockholder is a person who, together with affiliates and associates, owns 15% or more of the corporation’s voting stock. The existence of this provision may have an anti-takeover effect with respect to transactions that are not approved in advance by our Board, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by stockholders.
Special Meeting of Stockholders
Our Bylaws provide that special meetings of our stockholders may be called only by the chairperson of our Board, our Chief Executive Officer or our Board pursuant to adoption of a resolution.
Classified Board
Our Certificate of Incorporation provides that the Board is divided into three classes of directors, with the classes to be as nearly equal in number as possible, designated Class I, Class II and Class III. At each annual meeting of stockholders, one class of directors is elected to serve a three-year term. The classification of directors has the effect of making it more difficult for stockholders to change the composition of our Board and requires a longer time period to do so. In most circumstances, a person can gain control of the Board only by successfully engaging in a proxy contest at two or more meetings of stockholders at which directors are elected. Any amendment to the provisions of our Certificate of Incorporation relating to our classified Board, and to the matters described in “— Election and Removal of Directors” below, would be subject to a two-thirds supermajority stockholder vote requirement.
Election and Removal of Directors
Our Certificate of Incorporation and Bylaws contain provisions that establish specific procedures for appointing and removing members of the Board. In addition, our Certificate of Incorporation and Bylaws provide that, subject to the rights of holders of our preferred stock, vacancies and newly created directorships on the Board may be filled only by a majority of the directors then serving on the Board, (except as otherwise required by law or by resolution of the Board). Our Certificate of Incorporation and Bylaws provide that directors may be removed only for cause and only by the affirmative vote of holders of a majority of the voting power of the Company entitled to vote generally in the election of directors, voting together as a single class.
Advance Notice Requirements for Stockholder Proposals and Director Nominations
Our Bylaws provide that stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders, must provide timely notice of their intent in writing. Our Bylaws also specify certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.
No Stockholder Action by Written Consent
Subject to the rights of our preferred stock, our Certificate of Incorporation and Bylaws do not permit stockholders to act by written consent.
No Cumulative Voting
Under Delaware law, cumulative voting for the election of directors is not permitted unless a corporation’s certificate of incorporation authorizes cumulative voting. Our Certificate of Incorporation and Bylaws do not provide for cumulative voting in the election of directors. Cumulative voting allows a minority stockholder to vote a portion or all of its shares for one or more candidates for seats on the board of directors. Without cumulative voting, a minority stockholder will not be able to gain as many seats on our Board based on the number of shares of our stock the stockholder holds as the stockholder would be able to gain if cumulative voting were permitted. The absence of cumulative voting makes it more difficult for a minority stockholder to gain a seat on our Board to influence our Boards decision regarding a takeover.
Authorized but Unissued Shares
Our authorized but unissued common stock and preferred stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.
Exclusive Forum Selection
The Certificate of Incorporation is silent on forum selection. Our Bylaws provide that, unless we consent in writing to the selection of an alternative forum, to the fullest extent permitted by law, the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or other employees to us or our stockholders, (iii) any action arising pursuant to any provision of the Delaware General Corporation Law or our Certificate of Incorporation or Bylaws or (iv) any other action asserting a claim that is governed by the internal affairs doctrine shall be the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, the federal district court for the District of Delaware), in all cases subject to the court having jurisdiction over indispensable parties. Unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States of America will be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. Any person or entity purchasing or otherwise acquiring any interest in our securities shall be deemed to have notice of and consented to this provision. Although we believe these provisions benefit us by providing increased consistency in the application of applicable law for the specified types of actions and proceedings, the provisions may have the effect of discouraging lawsuits against us or our directors and officers.

LEGAL MATTERS
Davis Graham & Stubbs LLP of Denver, Colorado has provided its opinion on the validity of the securities offered by this prospectus.
EXPERTS
The consolidated financial statements of Inspirato Incorporated as of December 31, 2023 and 2022 and for each of the three years in the period ended December 31, 2023 incorporated by reference in this prospectus and in the registration statement have been so incorporated in reliance on the report of BDO USA, P.C., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

You should rely only on the information incorporated by reference or provided in this prospectus or any supplement to this prospectus. We have authorized no one to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this prospectus.
INSPIRATO INCORPORATED
$50,000,000
Common Stock
Preferred Stock
Warrants
Units

PROSPECTUS

        , 2024

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS
Item 14.
Other Expenses of Issuance and Distribution.

The following table sets forth various expenses in connection with the sale and distribution of the securities being registered, other than underwriting discounts and commissions. The following is a list of estimated expenses in connection with the issuance and distribution of the securities being registered:
SEC Registration Fee(1)	$7,380
Legal Fees and Expenses	*
Accountants Fees and Expenses	*
Listing Fee	*
Transfer and Disbursement Agent Fees	*
Printing Costs	*
Miscellaneous	*
Total	$7,380

*
These fees and expenses will be determined based on the number of issuances and amount and type of securities issued. Accordingly, they cannot be estimated at this time. An estimate of the aggregate amount of these expenses will be reflected in the applicable prospectus supplement.

(1)
Pursuant to Rule 457(o) under the Securities Act, the registration fee has been calculated on the basis of the maximum aggregate offering price.

Item 15.
Indemnification of Officers and Directors.

Section 102 of the Delaware General Corporation Law, or DGCL, provides that a corporation, in its certificate of incorporation, may eliminate or limit personal liability of members of its board of directors for breach of a director’s fiduciary duty. However, no such provision may eliminate or limit the liability of a director for breaching a duty of loyalty, failing to act in good faith, engaging in intentional misconduct or knowingly violating a law, paying a dividend or approving a stock repurchase which was illegal, or obtaining an improper personal benefit. Article VIII of our Certificate of Incorporation contains such a provision.
Section 145(a) of the DGCL provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if the person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful.
Section 145(b) of the DGCL provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if such person acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine that despite the adjudication of liability, such person is fairly and reasonably entitled to be indemnified for such expenses which the court shall deem proper.

Section 145 of the DGCL further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue, or matter therein, the person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the corporation may purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under such Section 145.
The Certificate of Incorporation provides that our directors and officers will be indemnified by us to the fullest extent authorized by Delaware law as it now exists or may in the future be amended. The Certificate of Incorporation provides that our directors will not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL.
We have entered into agreements with our officers and directors to provide contractual indemnification. Our Bylaws permit us to secure insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether Delaware law would permit indemnification. We maintain a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify the directors and officers.
These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duties. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be negatively impacted to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. We believe that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced directors and officers.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.
Item 16.
Exhibits.

(a) Exhibits
Exhibit Number		Provided Herein	Incorporated by Reference
	Exhibit Description		Form	File No.	Exhibit	Filing Date
2.1	Business Combination Agreement and Plan of Reorganization, dated June 30, 2021, by and among Thayer, Merger Sub and Inspirato.		8-K	001-39791	2.1	June 30, 2021
2.2	Amendment to Business Combination Agreement, dated September 15, 2021, by and between Thayer and Inspirato.		8-K	001-39791	1.1	September 15, 2021
3.1	Second Amended and Restated Certificate of Incorporation of the Company.		10-Q	001-39791	3.1	November 9, 2023
3.1.1	Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation of the Company, dated September 29, 2023.		8-K	001-39791	3.2	October 4, 2023

Exhibit Number		Provided Herein	Incorporated by Reference
	Exhibit Description		Form	File No.	Exhibit	Filing Date
3.1.2	Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation of the Company, dated October 16, 2023.		8-K	001-39791	3.2	October 18, 2023
3.2	Amended and Restated Bylaws of the Company.		8-K	001-39791	3.2	February 14, 2022
3.3	Eleventh Amended and Restated Limited Liability Company Agreement of Inspirato LLC, dated October 16, 2023.		8-K	001-39791	3.1	October 18, 2023
4.1	Form of Warrant Agreement, including Form of Warrant Certificate.(1)
5.1	Opinion of Davis Graham & Stubbs LLP.	X
23.1	Consent of Davis Graham & Stubbs LLP (included in Exhibit 5.1).	X
23.2	Consent of BDO USA, P.C.	X
24.1	Power of Attorney (included on signature page).	X
107	Filing Fee Table.	X

(1)
To be filed by amendment or by a Current Report on Form 8-K if the registrant enters into any such agreement or issues any such instrument in connection with the offer of any securities registered hereunder.

Item 17.
Undertakings.

(a)
The undersigned registrant hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement

(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement.

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that, paragraphs (a)(1)(i) and (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange

Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(4)
That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

(i)
The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(A)
Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(B)
Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(C)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(D)
Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on August 30, 2024.
INSPIRATO INCORPORATED
By:
/s/ Payam Zamani

Name:
Payam Zamani

Title:
Chief Executive Officer

Power of Attorney
Each person whose signature appears below constitutes and appoints Payam Zamani and Robert Kaiden, and each one of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for them and in their name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any new registration statement with respect to the offering contemplated thereby filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Payam Zamani Payam Zamani	Chief Executive Officer, Executive Chairman and Director (Principal Executive Officer)	August 30, 2024
/s/ Robert Kaiden Robert Kaiden	Chief Financial Officer (Principal Financial and Accounting Officer)	August 30, 2024
/s/ Michael Armstrong Michael Armstrong	Director	August 30, 2024
/s/ Scott Berman Scott Berman	Director	August 30, 2024
/s/ Brent Handler Brent Handler	Director	August 30, 2024
/s/ David Kallery David Kallery	Director	August 30, 2024

Signature	Title	Date
/s/ Ann Payne Ann Payne	Director	August 30, 2024
/s/ May Samali May Samali	Director	August 30, 2024